Exhibit 10.4
Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT 2 TO THE A&R CUSTOMER INSTALLMENT PROGRAM AGREEMENT

This Amendment 2 (“Amendment”) to the Amended and Restated Customer Installment Program Agreement dated March 19, 2024 (“Agreement”), is entered into between Shopify, Inc. a Canadian corporation (“Shopify”) and Affirm, Inc., a Delaware corporation (“Affirm”), as of the date of last signature below. Shopify and Affirm may be referred to collectively as the “Parties” or individually as a “Party.”
RECITALS
WHEREAS, the Parties entered into the Agreement to establish a program to make the Financial Product available to Customers and Eligible Merchants;
WHEREAS, the Parties desire to introduce new loan terms for the Low AOV Product;
WHEREAS, other than as expressly amended through this Amendment, the Parties wish the Agreement to remain in full force and effect.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Shopify and Affirm hereby agree as follows:
AGREEMENT
1.Defined Terms. Except as otherwise specifically indicated in this Amendment, capitalized terms used in this Amendment have the meanings ascribed to them in the Agreement.
2.Exhibit C-1 to the First Program Outline (Low AOV). The Agreement shall be amended as set forth in the attached revised provisions of the “Exhibit C-1 (Low AOV Program Updates)” as set forth on Exhibit A to this Amendment.
3.Miscellaneous. This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives below.

Shopify Inc.	Affirm, Inc.
Signature: /s/ Jason Kilpela	Signature: /s/ Rebecca Z Stone
Name: Jason Kilpela	Name: Rebecca Z Stone
Title: VP Finance	Title: VP, Strategic Partnerships
Date: 11/12/2024	Date: 11/8/2024
Notices. Notices required under this Amendment shall be delivered pursuant to Section 23 (Notice) of the Agreement, and addressed as set forth below:

If to Shopify:	If to Affirm:

Shopify 150 Elgin Street, 8th Floor Ottawa, ON K2P 1L4 Canada [***]	Affirm, Inc. 650 California Street, 12th Floor San Francisco, CA 94108 Attention: Chief Legal Officer [***]

EXHIBIT A

Low AOV Program Updates
1.Section 1 (Program Description) of Exhibit C-1 (FIRST PROGRAM OUTLINE - Low AOV) is hereby replaced with the following:
1. Program Description. The Program will be offered only in the United States, and (at the option of Affirm with Shopify consent) [***]. The Financial Product associated with the Program (“First Product”) shall be a closed-end installment loan product that will bear an interest rate of [***], will have no Customer fees of any kind (including late fees), and will have a repayment term of either: (i) [***] biweekly (every other week) payments (“Pay in [***]” or “Pi[***]”) only available for orders that are $[***]-$[***] USD; (ii) [***] biweekly (every other week) payments if a partial payment is made by a Customer at the time of purchase, only available for orders that are $[***]-$[***] USD; or (iii) [***] biweekly (every other week) payments if a partial payment is not made by a Customer at the time of purchase ((ii) and (iii), “Pay in [***]” or “Pi[***]”) only available for orders that are $[***]-$[***] USD. The First Product may be utilized only for orders that are not less than $[***] USD and not greater than $[***] USD, unless otherwise approved by Affirm in its sole discretion; provided, that, eligible order amounts for each repayment term to be determined by Affirm.
2. [***]
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